UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 14, 2008

American Mortgage Acceptance Company
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 14, 2008, American Mortgage Acceptance Company (the “Registrant”) received notice from JP Morgan informing the Registrant that October 31, 2008 will be the final repurchase date for all of the Registrant's CMBS assets and one mortgage loan (collectively the “Assets”) financed under the Bear, Stearns & Co. Inc. (now part of JP Morgan) repurchase facility originally entered into in May 2007 for the purposes of financing investment activity.  The balance outstanding on the repurchase facility was $21,113,000 as of October 14, 2008 and the Assets had an aggregate fair value of approximately $35,572,000 as of September 30, 2008 (the latest date available).    Prior to October 31, the Assets will remain subject to margin calls for changes in value, and such margin calls could require partial payment of the outstanding balance.  The Registrant’s management is currently pursuing financing alternatives for the Assets and believes that the declines in their reported market values in recent quarters are not indicative of the credit quality and cash flow performance of the Assets.   If the Registrant is unable to locate an alternative financing vehicle for the Assets before this facility is terminated, the Assets will be sold prior to October 31st  in order to settle the repurchase facility.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.01 Financial Statements and Exhibits

(a).          Financial Statements
Not Applicable.

(b).          Pro Forma Financial Information
Not Applicable.

(c).          Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Mortgage Acceptance Company (Registrant)

By:	/s/ Donald J. Meyer
Donald J. Meyer
Chief Executive Officer

October 16, 2008